Exhibit 10.1
THE USE OF [***] IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
AMENDMENT NO. 1 TO MERCHANDISING AGREEMENT
THIS AMENDMENT NO. 1 TO MERCHANDISING ‘AGREEMENT (this “Amendment”) between (1) SEARS, ROEBUCK AND CO., a New York corporation (“SRC”), KMART CORPORATION, a Michigan corporation (“Kmart” and together with SRC, “Seller”), and (2) SEARS HOMETOWN AND OUTLET STORES, INC., a Delaware corporation (“SHO”), SEARS AUTHORIZED HOMETOWN STORES, LLC, a Delaware limited liability company (SAHS”), and SEARS OUTLET STORES, L.L.C., a Delaware limited liability company (“Outlet Co.” and together with SHO and SAHS, “Buyer”), and is effective as of July 5th, 2013 (the “Amendment Date”), and amends that certain Merchandising Agreement between Seller and Buyer dated August 8, 2012 (the “Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement.
WHEREAS, Seller wishes to have the option to sell, and Buyer wishes to have the option to purchase certain “Additional Outlet Products” (as defined below) pursuant to the Agreement (as modified herein).
NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the parties agree as follows:

1.
Amendments. For a period of one year after the Amendment Date (the “Amendment Term”) the following new provisions will be added to the Agreement After the Amendment Term, the Agreement will revert to its original terms (as if this Amendment had not been signed); except that this Amendment shall continue to apply to all Additional Outlet Product for which Buyer has sent Seller an AOP Notice (as provided for below) prior to the expiration of this Amendment.

a.	Definition of Additional Outlet Products. The following new definitions are added to Section 4(a) (Section 4 Definitions) the Agreement:

“(vi) “Additional Outlet Products” means Major Home Appliances located in the 48 contiguous States of the United States that Seller has placed in Clearance Status and that Seller elects to sell to Buyer and Buyer elects to purchase (as provided for in Section 4(i)(A) (Sale of Additional Outlet Product) below). Additional Outlet Products do not include Major Home Appliances that are not owned by Seller or its Affiliates, or that Seller or its Affiliates have leased or rented to consumers.
(vii) “Major Home Appliances” means clothes washers, clothes dryers, dishwashers, ranges, ovens, cooktops, micro-hood combinations, refrigerators and freezers and other home appliances considered to be a “Major Home Appliance” by American Home Appliance Manufacturers Association.
(viii) “Clearance Status” means those products for which Seller’s personnel have either: (I) placed the unit in either “D” (discontinued), “F” (final), “X” (clearance) status or (II) placed such unit the “991 table”.

THE USE OF [***] IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

b.	Sale of Additional Outlet Products. A new Section 4(i) is added as follows:

“(i)     Sale of Additional Outlet Products.
(A)     AOP Notice. Seller may elect, in its sole discretion, to notify Buyer in writing (via an email to [***]), of Additional Outlet Product (and their location) that Seller would like to sell to Buyer. Buyer will then have 2 business days to notify Seller in writing (via an email to [***]) of whether or not Buyer accepts, in Buyer’s sole discretion, Seller’s offer to sell any or all of the offered Additional Outlet Products (each Buyer notification an “AOP Notice”).
(B)     Outlet Invoice Prices. For all Additional Outlet Products that are new in-box, the Outlet Invoice Price will equal [***] % off Seller’s core cost for such Additional Outlet Product. For all other Additional Outlet Products, the Outlet Invoice Price will equal [***] % off Seller’s core cost for such Additional Outlet Product.
(C)     Delivery, F.O.B. Point and Risk of Loss.
(I)    Products Not at a DC. For Additional Outlet Products not located at a Seller distribution facility: (1) within two days of receiving an AOP Notice accepting Seller’s offer, Seller will segregate each such Product listed in such notice, and (2) after receiving such notice, Buyer must promptly schedule with Seller’s representative pick-up of such Product during the normal operating hours of Seller’s facility. Seller will attach corner posts and shrink each such Additional Outlet Product that is out of box. Buyer will be solely responsible for promptly picking-up each such product from Seller’s facility; at Buyer’s sole cost and expense. Risk of loss for such products will transfer to Buyer upon the earlier of: (x) Buyer’s pick-up, and (y) ten days after the AOP notice accepting Seller’s offer.
(II)    Products at a DC. Additional Outlet Products located at a Seller distribution facility will be shipped by Seller to Buyer in the same manner as other Outlet Products. Buyer will be solely responsible for all shipping costs. Risk of loss for such Product will transfer upon shipment.
(D)     Co-Ordination with Services Agreement. If a unit of Additional Outlet Product is sold on SearsOutlet.com prior to receipt of an AOP Notice pursuant to the Services Agreement, dated August 8, 2012 (“Service Agreement”), between Sears Holdings Management Corporation, and Sears Hometown and Outlet Stores, Inc.; then the Services Agreement will control over this Agreement for such unit.

2.
Mutual Reservation of Rights. The parties have various disputes that arose prior to the execution of this Amendment. Each party reserves all rights, if any, it may have had under such disputes, and the parties agree that execution of this Amendment shall not be deemed a waiver of such rights.

3.
No Other Amendments. Except as expressly amended herein, the Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 22.(s) of the Agreement) which also applies to this Amendment.

Signature Page Follows

SEARS, ROEBUCK AND CO. KMART CORPORATION		SEARS HOMETOWN AND OUTLET STORES, INC.
By:	/s/ Steve Haber	By:	/s/ John Ethridge II
Name:	Steve Haber	Name:	John Ethridge II
Title:	SVP and President, Home Appliances	Title:	VP, Supply Chain & Tech
Date:	July 9, 2013	Date:	July 5, 2013

SEARS HOLDINGS CORPORATION		SEARS AUTHORIZED HOMETOWN STORES, LLC
By:	/s/ Steve Haber	By:	/s/ John Ethridge II
Name:	Steve Haber	Name:	John Ethridge II
Title:	SVP and President, Home Appliances	Title:	VP, Supply Chain and Tech
Date:	July 9, 2013	Date:	July 5, 2013

SEARS OUTLET STORES, L.L.C.
		By:	/s/ John Ethridge II
		Name:	John Ethridge II
		Title:	VP, Supply Chain & Tech
		Date:	July 5, 2013

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